SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C. 20549
     ------------------------------------------------------

                            FORM 8-K



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934






                        October 19, 2000
     ------------------------------------------------------
                 (Date of earliest event report)



                      WEYERHAEUSER COMPANY
     ------------------------------------------------------
       (Exact name of registrant as specified in charter)


       Washington              1-4825           91-0470860
       ----------              ------           ----------
    (State or other         (Commission       (IRS Employer
    jurisdiction of         File Number)      Identification
    incorporation or                             Number)
     organization)


               Federal Way, Washington 98063-9777
     ------------------------------------------------------
            (Address of principal executive offices)
                           (zip code)


       Registrant's telephone number, including area code:
                         (253) 924-2345

Item 5.  Other Events

On October 19, 2000, Weyerhaeuser Company issued a press release stating the following:

"FEDERAL WAY, Wash.-Weyerhaeuser Company (NYSE: WY) today reported third-quarter net earnings of $199 million, or 90 cents per common share. This compares with $237 million, or $1.18 per common share, for the same period last year.

Net sales for third quarter 2000 were $3.7 billion, compared with $3.1 billion for the same quarter last year.

For the first nine months, Weyerhaeuser reported net earnings before nonrecurring charges of $728 million, or $3.20 per common share, compared with $502 million, or $2.51 per common share for the first nine months of 1999. Including nonrecurring charges incurred earlier this year, net earnings in 2000 increased to $646 million, or $2.84 per common share, from $353 million, or $1.76 per common share, last year.

Net sales for the first nine months were $11.5 billion, compared with $8.8 billion during the same period last year.

'The weak markets for wood products hurt our third quarter results, but we benefited from the strong performance of our Pulp, Paper and Packaging sector and the contribution of the MacMillan Bloedel and Trus Joist acquisitions,' said Steven R. Rogel, chairman, president and chief executive officer. 'The strength of the pulp and containerboard markets helped that sector achieve its strongest quarter since 1995. As we move forward, we continue to focus on further improvements in our operations and achieving additional acquisition synergies.'

Results by segment for the third quarter:

 . Timberlands: Operating earnings were $111 million, down 15 percent from $130 million last year. After weakening throughout much of the quarter due to soft lumber markets, domestic log prices stabilized during September. Domestic log prices, however, remain below last year's levels, a trend the company expects to continue through the fourth quarter.
  Export markets strengthened during the quarter, resulting in September prices reaching their highest levels since 1997. Export prices may weaken during the fourth quarter due to seasonal factors.

 . Wood Products: Operating earnings decreased 73 percent to
  $55 million from a record $202 million in 1999. The markets for most of the company's wood products continued to weaken during the quarter, leading to the lower earnings. An exception was the demand for engineered wood products, which held up well during the quarter. At the end of the quarter, softwood lumber prices had stabilized, but market conditions remain weak.

 . Pulp, Paper and Packaging: Operating earnings were $252 million, an increase of 140 percent from $105 million last year. Strong earnings in the sector were driven by higher prices. The containerboard business performance was aided by the addition of MacMillan Bloedel. The sector's performance was negatively affected by extended downtime due to equipment failure at the Prince Albert pulp mill. Orders for market pulp and containerboard from the non-Japanese Asia markets were lower in the quarter and this weakness is continuing into the fourth quarter. This decline in orders will result in lower production levels in the company's pulp and containerboard businesses during the fourth quarter.

 . Real estate and related assets: Earnings were $55 million compared with $56 million in 1999. While national new home sales appear to be weakening, housing demand remains strong in the markets in which the company operates.

Weyerhaeuser also announced that:

 . To date, the company has repurchased 4.1 million shares of the 10 million shares authorized by the board of directors in June for repurchase.

 . During the third quarter there were charges of $14 million associated with transition costs related to the integration of MacMillan Bloedel and Trus Joist acquisitions. Year-to-date, the company has incurred $43 million in charges associated with the integration.

 . As of the end of the third quarter, the company has achieved
  $83 million in synergies associated with the integration of the MacMillan Bloedel and Trus Joist acquisitions.

Weyerhaeuser will hold a live conference call on Oct. 19 at 8 a.m. PDT (11 a.m. EDT) to discuss third quarter results. To access the conference call, listeners calling from within North America should dial 1-877-888-4210 at least 10 minutes prior to the start of the conference. Those wishing to access the call from outside North America should dial 1-416-695-9757. Replays of the call will be available for 48 hours following completion of the live call and can be accessed at 1-888-509-0081 within North America and at 1-416-695-9766 from outside North America.

The call may also be accessed through Weyerhaeuser's Internet site at www.weyerhaeuser.com and clicking on the "Listen to our
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conference call" link.

Weyerhaeuser Company, one of the world's largest integrated
forest products companies, was incorporated in 1900.  In 1999, sales were $12.3 billion.  It has offices or operations
in 13 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate
construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and
practices is available at www.weyerhaeuser.com.
                          --------------------

                               ###

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This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various US business segments; performance of the company's manufacturing operations; the types of logs harvested in the company's logging operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the US dollar and the Euro, and restrictions on international trade. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings."

                              # # #

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WEYERHAEUSER COMPANY


                              By   /s/ K. J. Stancato
                                   -----------------------------
                              Its: Vice President and Controller

Date:  October 23, 2000